UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report	October 6, 2011

Village Super Market, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-2633	22-1576170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

733 Mountain Avenue
Springfield, New Jersey		07081
(Address of principal executive offices)		(Zip Code)

(973) 467-2200
Registrant’s telephone number, including area code:

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 6, 2011, Village Super Market, Inc. issued a press release to announce its results for the fourth quarter of 2011. A copy of the press release is attached as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Form 8-K. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description
99.1	October 6, 2011 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Super Market, Inc.

October 6, 2011	By:	/s/ Kevin R. Begley

	Name:	Kevin R. Begley
	Title:	Chief Financial Officer

VILLAGE SUPER MARKET, INC.
733 MOUNTAIN AVENUE
SPRINGFIELD, NEW JERSEY 07081
PHONE:  (973) 467-2200
FAX:  (973) 467-6582

VILLAGE SUPER MARKET, INC.
REPORTS RESULTS FOR THE QUARTER AND YEAR ENDED
July 30, 2011

Contact:	Kevin Begley, CFO
(973) 467-2200 – Ext. 220
Kevin.Begley@Wakefern.com

           Springfield, New Jersey – October 6, 2011 – Village Super Market, Inc. (NSD-VLGEA) today reported its results of operations for the fourth quarter and year ended July 30, 2011.

Net income was $8,764,000 in the fourth quarter of fiscal 2011 compared to $8,897,000 in the fourth quarter of the prior year. The prior fiscal year contained 53 weeks, with the additional week included in the fourth quarter.  Excluding the $1,200,000 estimated positive impact of the 53rd week in the fourth quarter one year ago, net income increased 14%, primarily due to strong same store sales.

Sales were $345,020,000 in the fourth quarter of fiscal 2011 compared to $342,741,000 in the fourth quarter of the prior year.  Excluding the 53rd week from the prior year, fiscal 2011 fourth quarter sales and same stores sales both increased 7.7%.  Same store sales increased due to improved sales in the Washington and Marmora stores, which opened in prior fiscal years, higher sales in six stores due to store closings by competitors during fiscal 2011, a substantial increase in transaction counts, and a modest increase in transaction size due to inflation. Sales continue to be impacted by changing consumer behavior due to economic weakness and high unemployment, which has resulted in increased sale item penetration and trading down.  Village expects same store sales in fiscal 2012 to increase from 3.0% to 5.0% with larger increases in the first half of the year.  The impacts of the competitive store closings that occurred in fiscal 2011 and inflation are expected to moderate in the second half of fiscal 2012.

Net income in fiscal 2011 was $20,982,000, a decrease of 17% from the prior year. Net income decreased primarily due to a $4,200,000 (net of tax) charge for a withdrawal liability from a multi-employer pension plan in fiscal 2011 and the prior year including the $1,200,000 estimated positive impact of the 53rd week.  Excluding these two items, net income increased 4%. Sales in fiscal 2011 were $1,298,928,000, an increase of 2.9% from the prior year.  Excluding the 53rd week from the prior year, fiscal 2011 sales increased 4.7% due to the opening of the Washington, NJ replacement store on February 21, 2010 and a same store sales increase, excluding the 53rd week in the prior year, of 4.0%.  Same store sales increased due to improved sales in the Marmora store, higher sales in five stores due to store closings by competitors during fiscal 2011, and a substantial increase in transaction counts.

On July 7, 2011, Village acquired the store fixtures, leases and pharmacy lists of store locations in Silver Spring, Maryland and Timonium, Maryland for $6,595,000.  Village began operating pharmacies at these locations on July 7, 2011.  These stores opened as ShopRites on July 28, 2011 after minor remodeling.

Village Super Market operates a chain of 28 supermarkets under the Shop Rite name in New Jersey, Maryland and eastern Pennsylvania.

All statements, other than statements of historical fact, included in this Press Release are or may be considered forward-looking statements within the meaning of federal securities law.  The Company cautions the reader that there is no assurance that actual results or business conditions will not differ materially from future results, whether expressed, suggested or implied by such forward-looking statements.  The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof. The following are among the principal factors that could cause actual results to differ from the forward-looking statements: local economic conditions; competitive pressures from the Company’s operating environment; the ability of the Company to maintain and improve its sales and margins; the ability to attract and retain qualified associates; the availability of new store locations; the availability of capital; the liquidity of the Company; the success of operating initiatives; consumer spending patterns; the impact of higher energy prices; increased cost of goods sold, including increased costs from the Company’s principal supplier, Wakefern; the results of litigation; the results of tax examinations; the results of union contract negotiations; competitive store openings and closings; the rate of return on pension assets; the success of establishing ShopRite’s presence in the Maryland market;  and other factors detailed herein and in the Company’s filings with the SEC.

VILLAGE SUPER MARKET, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In Thousands Except Per Share Amounts)

	13 Wks. Ended	14 Wks. Ended	52 Wks. Ended	53 Wks. Ended
	July 30, 2011	July 31, 2010	July 30, 2011	July 31, 2010

Sales	$345,020	$342,741	$1,298,928	$1,261,825

Cost of sales	250,847	248,953	948,769	918,900

Gross profit	94,173	93,788	350,159	342,925

Operating and administrative expense	73,642	73,466	293,222	280,767

Depreciation and amortization	4,857	4,505	18,621	16,900

Operating income	15,674	15,817	38,316	45,258

Interest expense	(1,072)	(906)	(4,280)	(3,660)

Interest income	613	528	2,207	2,020

Income before income taxes	15,215	15,439	36,243	43,618

Income taxes	6,451	6,542	15,261	18,237

Net income	$8,764	$8,897	$20,982	$25,381

Net income per share:

Class A common stock:
Basic	$0.77	$0.80	$1.86	$2.28
Diluted	$0.64	$0.66	$1.54	$1.88

Class B common stock:
Basic	$0.50	$0.52	$1.21	$1.48
Diluted	$0.49	$0.51	$1.21	$1.47

Gross profit as a % of sales	27.3%	27.4%	27.0%	27.2%

Operating and administrative expense as a % of sales	21.3%	21.4%	22.6%	22.3%